Exhibit (e)(3)

DISTRIBUTION AGREEMENT

July 1, 2016

State Street Global Markets, LLC

One Lincoln Street

Boston, MA 02111-2900

Dear Sirs:

This is to confirm that, in consideration of the agreements set out below, GE Institutional Funds, a business trust organized under the laws of the State of Delaware (the “Trust”), has agreed that State Street Global Markets, LLC (“SSGM”), a Delaware limited liability company, will be, for the period of this Agreement, the distributor of shares of beneficial interest of each series of the Trust (individually a “Fund” and collectively the “Funds”).

1. SERVICES AS DISTRIBUTOR.

1.1 SSGM agrees to devote reasonable time and effort to solicit orders for the sale of shares of the Trust and to undertake advertising and promotion that it believes reasonable in connection with the solicitation but will not be obligated to sell any specific number of shares.

1.2 SSGM will act as agent for the distribution of shares of the Trust covered by, and in accordance with, the Trust’s Registration Statement on Form N-1A then in effect under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form N-1A, together with the prospectuses (the “Prospectuses”) and statement of additional information (the “Statement”) included as part of the Registration Statement on Form N-1A, any amendments to the Registration Statement on Form N-1A, and any supplements to, or material incorporated by reference into the Prospectuses or Statement, being referred to collectively in this Agreement as the “Registration Statement.”

1.3 All activities by SSGM as distributor of shares of the Trust will comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Securities Act or the Investment Company Act of 1940, as amended (the “1940 Act”), by the Securities and Exchange Commission (the “Commission”) or any securities association registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.4 (a) The public offering price of the shares of the Trust will be the net asset value determined as set forth in the Registration Statement, plus any applicable sales charge.

(b) SSGM will have the right to enter into selected dealer or selling agreements with respect to shares of the Trust, and in so doing SSGM will act as agent for the Trust and as principal only on its own behalf.

1.5 SSGM will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust.

1.6 The Trust agrees, at its own expense, to execute any and all documents, to furnish any and all information, and to take any other actions, that may be reasonably necessary in connection with (a) registering shares under the Securities Act to the extent necessary to have available for sale the number of shares as may reasonably be expected to be purchased and (b) the qualification and maintenance of the qualification of shares of the Trust for sale in such states as SSGM may designate, except that the Trust will not be obligated to execute a general consent to service of process in any state. The Trust shall keep SSGM informed of the jurisdictions in which shares of the Trust are authorized for sale and shall promptly notify SSGM of any change in this information. SSGM shall not be liable for damages resulting from the sale of shares in unauthorized jurisdictions where SSGM had no information from the Trust that such sale of shares was unauthorized at the time of such sale of shares.

1.7 The Trust will furnish SSGM from time to time, for use in connection with the sale of shares of the Trust, such information with respect to the Trust and its shares as SSGM may reasonably request, all of which information must be signed by one or more of the Trust’s duly authorized officers; and the Trust warrants that the statements contained in any such information, when so signed by the Trust’s officers, will be true and correct. The Trust will also furnish SSGM upon request with: (a) financial statements of the Trust or any series of the Trust audited at least annually by independent public accountants regularly retained by the Trust, (b) quarterly earnings statements of the Trust or any series of the Trust prepared by the Trust, (c) a monthly itemized list of the securities in the portfolio of the Trust or any series of the Trust, (d) monthly balance sheets with respect to the Trust or any series of the Trust as soon as practicable after the end of each month and (e) from time to time any additional information regarding the financial condition of the Trust or any series of the Trust as SSGM may reasonably request.

1.8 The Trust represents to SSGM that the Registration Statement filed by the Trust with the Commission under the Securities Act has been carefully prepared in conformity with the requirements of the Securities Act and the 1940 Act and the respective rules and regulations of the Commission thereunder. The Trust represents and warrants to SSGM that the Registration Statement, upon its becoming effective, will contain all statements required to be stated therein in conformity with the Securities Act and the rules and regulations of the Commission; that all statements of fact contained in the Registration Statement will be true and correct when the Registration Statement becomes effective; and that the Registration Statement, upon its becoming effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust may, but will not be obligated to, propose from time to time such amendment or amendments to the Registration Statement and such supplement or supplements to the Prospectuses as may, in the Trust’s judgment, be necessary or advisable. If the Trust does not propose an amendment or amendments or supplement or supplements within 15 days after receipt by the Trust of a written request from SSGM to do so, SSGM may, at its option, terminate this Agreement in accordance with the requirements of Section 2 of this Agreement or decline to make offers of the Trust’s securities until the amendments are made. The Trust will not file any amendment to the Registration Statement or supplement to the Prospectuses without giving SSGM reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement will in any way limit the Trust’s right to file at any time such amendments to the Registration Statement or supplements to the Prospectuses, of whatever character, as the Trust may deem advisable, this right being in all respects absolute and unconditional.

1.9 (a) The Trust authorizes SSGM to use any prospectuses with respect to the Trust or series of the Trust in the forms furnished to SSGM from time to time in connection with the sale of Trust shares and agrees to furnish such quantities of the prospectuses as SSGM may reasonably request. SSGM will devote reasonable time and effort to effect sales of Trust shares, but will not be obligated to sell any specific number of shares. The services of SSGM under this Agreement are not to be deemed exclusive and nothing contained in this Agreement should be deemed to prevent SSGM from entering into distribution arrangements with other investment companies so long as the performance of its obligations under this Agreement is not impaired by SSGM’s doing so.

(b) In selling the shares of the Trust, the Trust and SSGM will use their best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations of the Financial Industry Regulatory Authority (“FINRA”) relating to the sale of the shares. Neither SSGM nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Registration Statement or in any Prospectus or any supplement thereto or in any sales literature specifically approved by the Trust.

(c) SSGM represents to the Trust that SSGM is a broker-dealer registered with the Commission under the Exchange Act, is a member of FINRA, and is registered or licensed under the laws of all jurisdictions in which its activities require it to be so registered or licensed. SSGM shall maintain such registration or license in effect at all times during the term of this Agreement and will immediately notify the Trust of the occurrence of any event that would disqualify SSGM from serving as the distributor of shares of the Funds by operation of Section 9(a) of the 1940 Act or otherwise.

(d) SSGM represents and warrants that it: (i) has adopted an anti-money laundering compliance program that satisfies the requirements of all applicable laws and regulations, (ii) will notify the Trust promptly if an inspection by the appropriate regulatory authorities or an internal examination or audit identifies any material deficiency in this program, and (iii) will promptly remedy any such deficiency.

1.10 (a) The Trust agrees promptly to notify SSGM of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issuance and sale of any shares of the Trust.

(b) The Trust agrees to indemnify and hold SSGM, its several officers and directors, and any person who controls SSGM within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any counsel fees incurred in connection with them) that SSGM, its officers and directors, or the controlling person may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or the Prospectuses or any sales literature or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either the Registration Statement or Prospectuses or sales literature or necessary to make the statements in any of them not misleading; provided, however, that the Trust’s agreement to indemnify SSGM, its officers and directors, and the controlling person will not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement in, or omission or alleged omission from the Registration Statement or Prospectuses or sales literature made in reliance upon and in conformity with written information furnished to the Trust by SSGM specifically for use in the preparation of the Registration Statement.

(c) Any person seeking indemnity under this Section 1.11 shall notify the Trust in writing within a reasonable period after the summons or other first legal process is served. The failure to notify the Trust in this manner of any such action will not relieve the Trust from any liability under this Section 1.11 that the Trust may have to the person against whom the action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, except to the extent the defense of the claim in question is materially prejudiced by such failure, and shall not relieve the Trust of any liability otherwise than on account of the Trust’s indemnity agreement contained in this Section 1.11.

(d) The Trust will be entitled to assume the defense of any suit brought to enforce any claim, demand or liability contemplated by this Section 1.11, but, in such case, the defense will be conducted by counsel of good standing chosen by the Trust and approved by SSGM (who will not, except with the consent of SSGM, be counsel to the Trust). In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by SSGM, the defendant or defendants in the suit will bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case SSGM does not approve of counsel chosen by the Trust, the Trust will reimburse SSGM, its officers and directors, or the controlling person or persons named as defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by SSGM or them.

(e) The Trust’s indemnification agreement contained in this Section 1.11 and the Trust’s representations and warranties in this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of SSGM, its officers and directors, or any controlling person, and will survive the delivery of any shares of the Trust. The Trust’s agreement of indemnity will inure exclusively to SSGM’s benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors, except that the Trust will not be obligated to indemnify any entity or person pursuant to this Section 1.11 against any liability to which SSGM, its officers and directors, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

1.11 (a) SSGM agrees to indemnify and hold the Trust, its several officers and trustees, and any person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any counsel fees incurred in connection with them) that the Trust, its officers or trustees, or the controlling person, may incur under the Securities Act, or under common law or otherwise, but only to the extent that the liability or expense incurred by the Trust, its officers or trustees, or the controlling person resulting from the claims or demands arise out of or are based upon any untrue, or alleged untrue statement of a material fact contained in information furnished in writing by SSGM to the Trust specifically for use in the Registration Statement and used in the Trust’s answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectuses or sales literature, or arise out of or are based upon any failure or alleged failure to state a material fact in connection with the information furnished in writing by SSGM to the Trust or necessary to make the information not misleading.

(b) Any person seeking indemnity under this Section 1.11 shall notify the SSGM in writing within a reasonable period after the summons or other first legal process is served. The failure to notify SSGM of any such action will not relieve SSGM from any liability under this Section 1.12 that SSGM may have to the Trust, its officers or trustees, or to the controlling person except to the extent the defense of the claim in question is materially prejudiced by such failure, and shall not relieve it of any liability otherwise than on account of SSGM’s indemnity agreement contained in this Section 1.12.

(c) SSGM will be entitled to assume the defense of any suit brought to enforce any claim, demand or liability contemplated by this Section 1.12, but, in such case, the defense will be conducted by counsel of good standing chosen by SSGM and approved by the Trust (who will not, except with the consent of the Trust, be counsel to SSGM). In the event SSGM elects to assume the defense of any such suit and retain counsel of good standing approved by the Trust, the defendant or defendants in the suit will bear the fees and expenses of any additional counsel retained by any of them; but in case SSGM does not elect to assume the defense of any such suit, or in case the Trust does not approve of counsel chosen by SSGM, SSGM will reimburse the Trust, its officers and directors, or the controlling person or persons named as defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by the Trust or them.

(d) SSGM will not be obligated to indemnify any entity or person pursuant to this Section 1.12 against any liability to which the Trust, its officers and trustees, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

1.12 The Trust agrees to advise SSGM immediately in writing:

(a) of any request by the Commission for amendments to the Registration Statement or the Prospectuses or any additional information regarding the Trust or any of its series;

(b) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose;

(c) of the happening of any event that makes untrue or misleading any statement of a material fact made in the Registration Statement or the Prospectuses or any sales literature or that requires the making of any change in the Registration Statement or the Prospectuses or any sales literature in order to make the statements therein not misleading; and

(d) of all actions of the Commission with respect to any amendments to the Registration Statement or the Prospectuses, including any supplements, that may from time to time be filed with the Commission.

2. TERM.

This Agreement will become effective as of the date herein and will continue for an initial term of two years and thereafter will continue automatically for successive annual periods, so long as its continuance is specifically approved at least annually (a) by the Trustees of the Trust or (b) by a vote of a majority (as defined in the 1940 Act) of the Trust’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party by vote cast in person at a meeting called for the purpose of voting on the approval. This Agreement is terminable without penalty, (a) on not less than 60 days’ notice (i) by action of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust, or (ii) by the vote of holders of a majority of the Trust’s shares, or (b) upon not less than 60 days’ written notice by SSGM. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act, the rules under the 1940 Act and Commission staff interpretations thereof).

3. AMENDMENTS.

This Agreement may be amended by the parties only if the amendment is specifically approved by (a) the Trustees of the Trust, or by the vote of a majority of outstanding voting securities of the Trust, and (b) a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party cast in person at a meeting called for the purpose of voting on the approval.

4. MISCELLANEOUS.

4.1 (a) The Trust will bear all costs and expenses including fees and disbursements of its counsel and independent accountants, in connection with the preparation and filing of any registration statements and prospectuses under the Securities Act and the 1940 Act, and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise distributing prospectuses, annual or interim reports or proxy materials to shareholders.

(b) The Trust will bear all costs and expenses of qualification of its shares for sale in such states of the United States or other jurisdictions as selected by SSGM pursuant to Section 1.7 of this Agreement and the cost and expenses payable to each for continuing qualification therein.

4.2 (a) The Trust represents that a copy of the Certificate of Trust is on file with the Secretary of the State of Delaware. The Trust further represents that a copy of the Declaration of Trust is maintained by the Trust.

(b) The Trust and SSGM agree that the obligations of the Trust under this Agreement will not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Trust, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither the authorization by the Trustees nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the trust property of the Trust as provided in the Declaration of Trust. No class or series of the Trust will be liable for any claims against any other class or series.

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If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

Very truly yours,

GE INSTITUTIONAL FUNDS

By:	/s/ Jeanne M. La Porta
Name: Jeanne M. La Porta
Title: President and Trustee

Accepted:

STATE STREET GLOBAL MARKETS, LLC

By:	/s/ James Ross
Name: James Ross
Title: Executive Vice President